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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





        DATE OF REPORT (Date of earliest event reported): MARCH 15, 1999



                          DURA AUTOMOTIVE SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



         0-21139                                          38-3185711
(Commission File Number)                   (I.R.S. Employer Identification No.)


                  4508 IDS CENTER, MINNEAPOLIS, MINNESOTA 55402
               (Address of Principal Executive Offices) (Zip Code)


                                 (612) 342-2311
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On March 15, 1999, Dura Automotive Systems, Inc., a Delaware corporation ("Dura"), acquired, through a cash tender offer, 95% of the outstanding shares of Adwest Automotive Plc ("Adwest"). Dura intends to acquire all of the remaining ordinary shares within the next six months. The aggregate cost of the acquisition of Adwest, including the amount necessary to acquire the remaining outstanding shares, will be approximately $325 million.

     On March 23, 1999, Dura acquired Excel Industries, Inc. ("Excel") through a merger of Excel with and into a subsidiary of Dura. In the merger, Dura issued an aggregate of 5.1 million shares of its Class A Common Stock and paid $155.5 million in cash to Excel's former shareholders. The acquisition of Excel had a transaction value of approximately $471.3 million, plus fees and expenses.

     The respective terms of each acquisition were negotiated on an arms-length basis between the management of Dura, Adwest and Excel, as the case may be. The acquisition of Adwest and the cash portion of the merger consideration in the Excel acquisition was financed through borrowings under a senior credit facility with Bank of America National Trust and Savings Association and certain other lenders named therein.

     A copy of the joint press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference. Dura intends to continue the nature of the business in which such acquired assets were used prior to their acquisition by Dura.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

         At the time of this report, it is not practicable to provide the required financial statements for Excel and Adwest. Such statements will be filed as an amendment to this Form 8-K Report as soon as practicable and not later than May 15, 1999.

     (b) PRO FORMA FINANCIAL INFORMATION

         At the time of this report, it is not practicable to provide the required pro forma financial information relating to the acquisitions of Excel and Adwest. Such information will be filed as an amendment to this Form 8-K Report as soon as practicable and not later than May 15, 1999.

     (c) EXHIBITS

         2.1 Agreement and Plan of Merger, dated January 19, 1999, among Dura, Excel and Windows Acquisition Corp., incorporated by reference to
               Exhibit 2.1 of Dura's Current Report on Form 8-K, dated January 22, 1999.

         2.2 Amendment to Agreement and Plan of Merger, dated March 3, 1999, among Dura, Excel and Dura Operating Corp., incorporated by reference to Dura's Proxy Materials, filed March 10, 1999.

         99.1 Press release dated March 23, 1999 - Dura Automotive Systems, Inc., and Excel Industries, Inc., Announce Completion of Merger; Dura Automotive Systems, Inc., also Announces Completion of the Acquisition of Adwest Automotive, Plc.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      DURA AUTOMOTIVE SYSTEMS, INC.



Date:  March 30, 1999             By:/s/ Stephen E.K. Graham
                                         ---------------------------------------
                                  Name:     Stephen E.K. Graham
                                  Title:    Vice President and Chief Financial
                                            Officer (Principal Accounting and
                                            Financial Officer)